Exhibit 99.2

Synergy Pharmaceuticals Added to the MSCI Global Small Cap Indices

NEW YORK, NY, May 30, 2013 — Synergy Pharmaceuticals Inc. (Nasdaq:SGYP), a developer of new drugs to treat gastrointestinal disorders and diseases, today announced that it has been upgraded to the MSCI Global Small Cap Indices and deleted from the MSCI Global Micro Cap Indices, effective prior to the market open on Friday, May 31, 2013.

The MSCI Global Small Cap Indices is designed to provide an exhaustive representation of the small cap size segment. The indices target companies that are in the Investable Market Index (IMI) but are not in the Standard Index in each market. The indices cover 24 Developed Markets, 21 Emerging Markets and 26 Frontier Markets.

“We are delighted that Synergy Pharmaceuticals has been upgraded to the MSCI Global Small Cap Indices, as it provides greater visibility for Synergy, and potentially will lead to increased liquidity and a broader stockholder base,” stated Gary S. Jacob, Ph.D., Chief Executive Officer of Synergy Pharmaceuticals.

About Synergy Pharmaceuticals, Inc.

Synergy is a biopharmaceutical company focused on the development of new drugs to treat gastrointestinal disorders and diseases. Synergy’s lead proprietary drug candidate, plecanatide, is a synthetic analog of the human gastrointestinal hormone uroguanylin, and functions by activating the guanylate cyclase-C (GC-C) receptor on epithelial cells of the GI tract. Synergy completed a positive Phase I study of plecanatide in healthy volunteers, and positive Phase IIa and large multicenter clinical trial in patients with chronic idiopathic constipation (CIC). Synergy is also developing plecanatide for the treatment of constipation-predominant irritable bowel syndrome (IBS-C), having initiated the first trial in IBS-C patients in late 2012. Synergy’s second GC-C agonist, SP-333, is in clinical development to treat inflammatory bowel diseases, and has recently completed its first Phase I trial in healthy volunteers. More information is available at http://www.synergypharma.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Media Contact:

Janet Skidmore

Office:  215-658-4915

Mobile:  215-429-2917

skidmorecomm@earthlink.net

Investor Contact:

Danielle Spangler
The Trout Group

synergy@troutgroup.com
(646) 378-2924